UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

Performance Food Group Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 18, 2008
Dear AFFLINK Partner:
Today, Performance Food Group Company (or PFG), AFFLINK’s parent company, publicly announced that it has entered into a definitive merger agreement with affiliates of The Blackstone Group and Wellspring Capital Management LLC.
This agreement represents an enormous opportunity for all of the AFFLINK family and PFG. Through our affiliation with Blackstone and Wellspring, we will have considerable opportunities and resources to grow our business. Their investment in PFG, and in AFFLINK, is a significant one, and it demonstrates Blackstone and Wellspring’s belief in our associates, systems, partners, and services. The transaction will deliver outstanding value to PFG’s shareholders, and PFG has stated that it was vitally important for them to find a partner who supports our shared goals of growth, operational excellence and outstanding customer service.
We expect the merger to be completed by the end of the second quarter of 2008. We do not anticipate any significant changes to our operations here at AFFLINK or to your individual companies. During this transition, and moving forward, I want you to know that we remain dedicated to providing you with the same level of quality service and commitment you’ve come to expect.
In closing, I want to assure you that this is a positive move for AFFLINK and for PFG. We are pleased that Blackstone and Wellspring appreciate the inherent value of our company and our leadership in the distribution industry. We look forward to a strong future and to continuing to serve you.
If you have any questions or concerns, please feel free to call me at (205) 345-4180.
Sincerely,
Dennis Riffer
President, AFFLINK
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed merger, PFG will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by PFG at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from PFG by directing such request to Performance Food Group Company, 12500 West Creek Parkway, Richmond, VA 23238 Attention: Investor Relations.
PFG and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of PFG’s participants in the solicitation, which may be different than those of PFG’s shareholders generally, is set forth in PFG’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.